UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 8

ITEM 8.01   OTHER EVENTS

On October 1, 2018 the Registrant announced that it had simultaneously entered into and consummated a Stock Purchase Agreement pursuant to which the Registrant acquired all of the outstanding stock of Regional Mfg. Specialists, Inc., a New Hampshire corporation (the “Agreement”).  Regional Mfg. Specialists, Inc. (d/b/a Agile Magnetics) is a manufacturer of custom-designed electromagnetics including high frequency power assemblies, custom coils, value-added assemblies and 50-60-400Hz products for the most demanding industries and applications.

A copy of the October 1, 2018 press release related to the transaction is attached hereto as Exhibit 99.

SECTION  9 -  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibits – The following exhibit 99.1 is provided as part of the information furnished under Item 2.02 of this Current Report on Form 8-K.   The following exhibit 99.2 is provided as part of the information furnished under Item 8.01 of this Current Report on Form 8-K.

Exhibit No.Description

99Press Release of Standex International Corporation dated October 1, 2018

FORWORD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  By their nature, all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those contemplated by the forward-looking statements.  Several factors that could materially effect the Corporation’s actual results are identified in the press release as well as in the Corporation’s Annual Report on Form 10-K and subsequent Securities Exchange filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)	/s/ Thomas D. DeByle
Thomas DeByle Chief Financial Officer

Date: October 3, 2018

Signing on behalf of the registrant and as principal financial officer